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EXHIBIT 99.2a

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-56117) of Raytheon Company of our report dated June 4, 1999 relating to the financial statements of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 1999